UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 14, 2005

DNB Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-16667	23-2222567
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Brandywine Avenue, Downingtown, Pennsylvania		19335
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

registrant’s telephone number, including area code:	(610) 269-1040

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 14, 2005, the registrant sold 1,200 shares, 2,380 shares and 1,191 shares of its common stock, par value $1.00 per share, respectively, to its Executive Vice President Richard M. Wright, J. Curtis Joyner (spouse of Mildred C. Joyner, Director) and Janeice H. Silberman (spouse of Eli Silberman, Director), as part of its private offering of 265,730 shares previously announced in registrant’s Form 8-K filed with the Securities and Exchange Commission (“SEC”) on November 15, 2005 (the “Original 8-K”). Mrs. Joyner and Mr. Silberman disclaim beneficial ownership in the 2,380 and 1,191 shares purchased by their respective spouses. Taking into account the shares sold to Mr. Wright, Mr. Joyner and Mrs. Silberman, the registrant sold 204,877 shares to a total of 43 individuals and organizations not otherwise affiliated with the registrant, and a total of 60,853 shares to certain of its directors and officers and others affiliated with the registrant. The Original 8-K is hereby amended to include the foregoing information in Item 1.01 of the Original 8-K in place of the corresponding information contained therein. In all other respects, the information set forth in Item 1.01 of the Original 8-K remains in force and is incorporated herein as if set forth in full.

Item 3.02. Unregistered Sales of Equity Securities.

Reference is made to Item 1.01 hereof with respect to the unregistered issuance of 1,200 shares, 2,380 shares and 1,191 shares of the registrant's common stock, par value $1.00 per shares to its Executive Vice President, Richard M. Wright, J. Curtis Joyner (spouse of Mildred C. Joyner, Director) and Janeice H. Silberman (spouse of Eli Silberman, Director). Mrs. Joyner and Mr. Silberman disclaim beneficial ownership in the 2,380 and 1,191 shares purchased by their respective spouses. The disclosures set forth in Item 1.01 are incorporated herein as if set forth in full.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNB Financial Corporation

November 18, 2005	By:	/s/ Bruce E. Moroney
Name: Bruce E. Moroney
Title: Chief Financial Officer